EXHIBIT 10.1

AGREEMENT

THIS AGREEMENT (this “Agreement”), dated as of September 23, 2010, is made by and between All-American SportPark, Inc. a Nevada corporation (the "Company"), and and Investments AKA, LLC, a Nevada limited liability company ("AKA") .

RECITALS

A.                 In September 2008, the Company repaid the principal of two promissory notes in the aggregate principal amount of $800,000 held by ANR, LLC, A Nevada limited liability company (the "Notes"), but did not pay the accrued interest on the Notes which aggregates $114,254.68.

B.                 AKA is now the lawful holder of the right to receive the accrued interest on the Notes.

C.                 The Company desires to offer to issue 952,123 shares of its common stock as full payment for the $114,254.68 in accrued interest owed to AKA, and AKA wishes to accept such shares as full payment for such amount.

NOW, THEREFORE, in consideration of the foregoing recitals and mutual covenants and conditions contained herein, the parties agree as follows:

AGREEMENT

1.  AKA hereby represents and warrants that (i) it is the rightful owner of the right to receive the $114,254.68 in accrued interest payable by the Company and that no other person or entity is entitled to all or a portion of such amount; (ii) the amount of $114,254.68 represents the full amount owed by the Company for the unpaid accrued interest on the Notes; and (ii) AKA agrees to indemnify and hold harmless the Company for any claims, suits, damages, actions, or other costs arising out any breach of the forgoing representation and warranty.

2.  AKA hereby agrees to accept 952,123 shares of the Company's $0.001 par value Common Stock (the "Shares") in full payment for the $114,254.68 owed by the Company for the accrued interest on the Notes, as set forth above, and upon delivery of the certificate representing the Shares to AKA the Company will be fully released from any further liability for the accrued interest on the Notes.

3.  AKA hereby represents, acknowledges and agrees that (i) the Shares will constitute “restricted securities” as that term is defined under the Securities Act of 1933, as amended (the "1933 Act"); (ii) AKA is acquiring the shares solely for its own account, for investment purposes and without a view towards the resale or distribution thereof; (iii) AKA is an "Accredited Investor" as that term is defined under the 1933 Act; (iv) the shares will be subject of stop transfer orders on the books and records of the Company's transfer agent and shall be imprinted with a standard form of restrictive legend; and (v) any sale of the shares will be accomplished only in accordance with the 1933 Act and the rules and regulations of the Securities and Exchange Commission adopted thereunder.

[Signature page follows]

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date and year set forth above.

Investments AKA, LLC                                                        All-American SportPark, Inc.

By:  Agassi Ventures, LLC                                                    By:  /s/ Ronald S. Boreta________

                                                                                                     Ronald S. Boreta, its President

    By: /s/ Andre Agassi__________

          Andre Agassi, Manager of

          Agassi Ventures, LLC